Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Drive Auto Receivables Trust 2024-1 for the fiscal year ended December 31, 2024, (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer”), does hereby certify and represent that:

1.

A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of February 21, 2024, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Drive Auto Receivables Trust 2024-1 and Wilmington Trust, National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

By:	/s/ Randy Bockenstedt
Name:	Randy Bockenstedt
Title:	Senior Vice President, Collections
Date:	March 26, 2025

By:	/s/ Jonathan Watson
Name:	Jonathan Watson
Title:	Executive Vice President, Treasurer
Date:	March 26, 2025

By:	/s/ Corey Henry
Name:	Corey Henry
Title:	Senior Vice President, Capital Markets
Date:	March 26, 2025